Exhibit 99.1

MEDIA CONTACT

Alan Chapple
Exide Technologies
678-566-9514
alan.chapple@exide.com

INVESTOR CONTACT

Rich Cockrell
Exide Technologies
678-566-9415
rich.cockrell@exide.com

FOR IMMEDIATE RELEASE

EXIDE TECHNOLOGIES ANNOUNCES MANAGEMENT CHANGE

Alpharetta, Ga. – (November 9, 2005) – Exide Technologies (NASDAQ: XIDE, www.exide.com) reported today that J. Timothy Gargaro has announced his intention to resign as the Company’s Chief Financial Officer.

“We thank Tim for his commitment and improvements to Exide over the past year,” said Gordon Ulsh, President and Chief Executive Officer of Exide Technologies. “He is a talented colleague who brought valuable experience and financial leadership to Exide during a challenging time for the Company. We wish him well in all of his future endeavors.”

The Company is working diligently to find Mr. Gargaro’s replacement, during which time he will support the transition up to the end of the calendar year. The search for Mr. Gargaro’s replacement is not expected to extend beyond the end of the calendar year.

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About Exide Technologies
Exide Technologies, with operations in 89 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s four global business groups – Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World – provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and 42-volt automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, is available at www.exide.com.

Forward-Looking Statements
Except for historical information, this report may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private
Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act.

Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure and other financial items, (b) statements of plans of and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business and (e) statements regarding the ability to comply with or alternatively obtain amendments under the Company’s debt agreements.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) adverse reactions by creditors, vendors, customers, and others to the going-concern modification in the Company’s audit report for the fiscal year ended March 31, 2005, (ii) the Company’s ability to implement and fund based on current liquidity business strategies and restructuring plans, (iii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iv) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs (v) the Company’s ability to comply with the covenants in its debt agreements or obtain waivers of noncompliance, (vi) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (vii) the realization of the tax benefits of the Company’s net operating loss carry forwards, of which is dependent upon future taxable income, (viii) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (ix) competitiveness of the battery markets in North America and Europe, (x) the substantial management time and financial and other resources needed for the Company’s consolidation and rationalization of acquired entities, (xi) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xii) the Company’s exposure to fluctuations in interest rates on its variable debt, (xiii) the Company’s ability to maintain and generate liquidity to meet its operating needs, (xiv) general economic conditions, (xv) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xvi) the Company’s reliance on a single supplier for its polyethylene battery separators, and (xvii) the Company’s ability to comply with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002. Some of the factors contained herein, and other factors, are enumerated in further detail in the Company’s most recent Form 10-Q filed on August 9, 2005 and the Company’s Registration Statement on Form S-3 (file no. 333-126619) and amendments thereto.

Therefore, the Company cautions each reader of this press release carefully to consider those factors hereinabove set forth, because such factors have, in some instances, affected and in the future could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.